EXHIBIT 4.2

                           Bylaws of Belmont Bancorp.

I.   Shareholders

1. All meetings of the shareholders shall be held at the principal office of the corporation, in the Town of Bridgeport, Ohio, or at such other place or places, either within or without the State of Ohio, as the stockholders or Board of Directors, by resolution duly adopted, may designate.

2. Regular meetings of the shareholders shall be held annually at such date and time as shall be designated by the Board of Directors.

3. Special meetings of the shareholders may be called by the Board of Directors, the Chairman, or any number of stockholders owning in the aggregate at least twenty-five percent of the number of shares outstanding.

4. Notice of the time and place of every regular meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the corporation.

5. The notice of special meetings shall state the business to be transacted, and no business other than that included in the notice, or incidental thereto, shall be transacted at such meeting.

6. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy appointed in writing, shall be requisite and shall constitute a quorum at all meetings of the shareholders. Any number less than a quorum present may adjourn any meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting, at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

7. In deciding on questions at meetings of shareholders, except in the election of Directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders at the meeting except as otherwise provided in the Articles of Incorporation or these Bylaws. In all elections of Directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected.

8. At each meeting of the stockholders, two Inspectors, to be appointed by the Board of Directors, or, in the absence of such appointment, by the Chairman of the meeting, shall receive and count all proxies and ballots, and shall determine, subject to the direction of the

                                       1.

     Chairman, all questions touching the qualification of voters, the validity of proxies or the acceptance of votes.

II.  Directors

1. In addition to the powers herein expressly conferred upon it, the Board of Directors may exercise all powers of the corporation and do all lawful acts and things as are not by statute, or by the Certificates of Incorporation or by these Bylaws, directed or required to be exercised or done by the shareholders.

2. (a) All meetings of the Board of Directors shall be held at the principal office of the corporation, or at such other place as the Board, from time to time, may designate by resolution. The organizational meeting of the Board of Directors shall take place immediately following the annual meeting of shareholders. Regular meetings may be held without notice, not less often than quarterly, at such time as shall be determined by the Board from time to time.

(b)  Special meetings may be called by the Chairman, the President, or any three
     (3) directors.

(c) Notice of special meetings shall be given to each director by delivering or mailing a notice to each director at his last known residence or place of business or personally or by telephone not less than one (1) hour before the time of the meeting. The service and type of notice shall be entered in the minutes of any special meeting, and such minutes upon being read and approved at a subsequent meeting of the Board shall be conclusive evidence of proper delivery of notice of the special meeting.

(d) Directors may participate in special meetings by the use of communication equipment which allows a director to hear and be heard at such meeting and, if so participating, shall be counted for all purposes the same as if in personal attendance.

3. At all meetings of the Board, a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise provided by law or by these Bylaws. If at the time fixed for any meeting of the Board, a quorum is not present, the Directors in attendance may adjourn the meeting until a quorum is obtained.

4. Directors, as such, shall not receive any stated compensation for their services. By resolution of the Board, however, Directors who are not salaried officers or otherwise employed by the corporation or its subsidiaries, may be allowed a fixed sum for attendance at each regular meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                       2.

5. No person shall be eligible for election to the Board of Directors after attaining the age of seventy (70) years.

6. A person who has served as a member of the Board of Directors, and whose membership on the Board has terminated for any reason other than removal by the shareholders, may be elected by the Board of Directors to serve as an Honorary Director of the corporation for a one-year term immediately following retirement or resignation from the Board of Directors. The privilege of serving as an Honorary Director may be terminated by the shareholders, or by the Board of Directors, at any time. An Honorary Director shall have the right to attend meetings of the Board of Directors and shall receive such attendance fee as the Board of Directors, from time to time may determine. An Honorary Director shall have no vote on any action taken by the Board of Directors, and, except as provided herein, shall have none of the rights, powers, or privileges of the duly-elected members of the Board.

III. Committees of the Directors

1. The Board of Directors may, by resolution, elect an Executive Committee, which shall be comprised of such number of members of the Board as the Board, from time to time, may designate. The Executive Committee shall possess and exercise all of the powers of the Board of Directors, when the Board is not in session. All acts done and powers and authority conferred by the Executive Committee, within the scope of its authority, shall be the act and under the authority of the Board of Directors provided that all actions taken by the Executive Committee must be reported to and approved by the full Board at its next scheduled meeting. The Board shall have power to fill any vacancy in membership on the Executive Committee.

2. Regular meetings of the Executive Committee may be held at such times and places, and upon such notice, as the Committee, from time to time, may prescribe. Special meetings of the Executive committee may be held at such times and places, and upon such notice, as the Committee, from time to time may prescribe. Special meetings of the Executive Committee may be called by the Chief Executive Officer or any two members of the Committee.

3. The Board of Directors, by resolution duly adopted, may designate and appoint such other committees, and prescribe the powers and duties thereof, as the Board may deem advisable. By like resolution, the Board may abolish any such committee, or make such changes in its membership, powers, or duties as the Board may consider proper.

4. All committees shall keep minutes of their proceedings, and report the same to the Board of Directors at the next meeting of the Board.

5. Members of committees shall receive such compensation for attendance at committee meetings as the Board of Directors, from time to time, may determine.


                                       3.

6. The Chief Executive Officer may designate any one of the Directors as an alternate member of any committee to replace any regular committee member who may temporarily be absent, disqualified, or otherwise unable to participate in any committee meeting.

IV.  Officers

1. The executive officers of this Corporation shall be a Chairman of the Board; a President; a Secretary; and such other officers as the Board of Directors from time to time may designate. All officers having the rank of Vice President, or higher, shall be elected by the Board of Directors and hold office for the current year for which the Board of Directors was elected. All other officers shall be appointed and hold office at the pleasure of the Chief Executive Officer, and such action shall be reported to the Board of Directors.

2. The Board of Directors shall from time to time designate from among the Chairman of the Board or the President, one of these officers to be the Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Executive Committee at which he is present and shall be ex officio a member of all Committees. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have the general supervision of the policies, business and operations of the Corporation and of the other officers, agents and employees of the corporation. In the absence of the Chief Executive Officer, his powers and duties shall be performed by such other officer or officers as shall be designated by the Board of Directors or the Chief Executive Officer.

3. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

4. The Board of Directors may in its discretion designate one or more Vice Chairmen from among its ranks. A Vice Chairman shall have such duties and powers as shall be assigned to him from time to time by the Board of Directors.

5. The President shall have such duties and powers as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer, where the President does not hold that office, he shall perform the duties of the Chief Executive Officer.

6. The Secretary shall: keep the minutes of the stockholders meetings and Board of Directors meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as otherwise provided by law; be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; sign with the Chairman, certificate of stock; and in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

                                       4.

7. The Treasurer shall: have the custody of the corporate funds and securities; deposit all monies that may come into his hands to the credit of the company in such depositories as are authorized or approved by the Board of Directors; see that all expenditures are duly authorized and accompanied by proper receipts and vouchers; and in general, perform all duties incident to the office of Treasurer and as may be assigned to him by the Board of Directors or the Chief Executive Officer.

8. Each officer and employee of the corporation shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned on the honest and faithful discharge of his duties as such officer or employee. At the discretion of the Board, such bonds may be schedule or blanket form and the premiums shall be paid by the corporation. The amount of such bonds, the form of coverage, and the name of the company providing the surety therefor shall be reviewed by the Board of Directors each year at the first regular meeting of the Board following the organizational meeting of the new Board. Action shall be taken by the Board at that time approving the amount of the bond to be provided by each officer and employee of the corporation for the ensuing year.

V.   Indemnification of Directors and Officers

Each Director and officer, whether or not then in office, shall be indemnified by the corporation against all cost and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, to the extent and under the terms and conditions provided in the General Corporation Law of Ohio Revised Code, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

VI.  Seal

The corporate seal of the corporation shall consist of a circle having around the inside of its circumference the words "Belmont Bancorp," and in the center the words and figures "Incorporated 1982 Ohio".

VII. Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

VIII. Stock

1. The certificate of stock of the corporation shall be in such form as the Board of Directors, from time to time, may prescribe. Each certificate shall be numbered, shall exhibit the holder's name and number of shares, and shall be signed by the Chairman or President and the Secretary or Assistant Secretary.

                                       5.

2. Transfer of shares shall be made only on the books of the corporation, by the holder in person or his attorney duly authorized by power of attorney properly executed and filed with the corporation, upon the surrender of the certificate or certificates for such shares.

3. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of any rights, provided, however, that in lieu of closing the stock transfer books, as aforesaid, the Board of Directors may fix, in advance, a date not exceeding forty (40) days preceding the date of any meeting of the shareholders, any dividend payment date, or the date for allotment of rights, as a record date for the determination of the stockholders entitled to notice of or to vote at such meeting and/or entitled to receive such dividend payment or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and/or to vote at such meeting, or to receive such dividend payment or rights.

4. All stock certificates shall be signed by the Chief Executive Officer and the Secretary or be authenticated by facsimiles of the signatures of the Chief Executive Officer and Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk before issuance. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on a certificate for shares shall have ceased to be an officer by death, resignation, or otherwise, before such certificate is delivered by the corporation, such certificate shall be as valid as though signed by a duly elected, qualified, and authorized officer, if it be countersigned by a signature or a facsimile signature or a transfer agent or clerk and registered in the stock transfer records of the corporation.

5. The corporation may, in its discretion, upon evidence satisfactory to it of the loss, theft, or destruction of any certificate for shares of the corporation, authorize the issuance of a new certificate in lieu thereof, and may, in its discretion, require as a condition precedent to such issuance, the giving, by the owner of such alleged lost, stolen, or destroyed certificate, of a bond of indemnity, in form and amount, with or without surety, satisfactory to the corporation, against any loss or damage which may result to, or claim which may be made against, the corporation, or any transfer agent or registrar of its shares, in connection with such alleged lost, stolen, or destroyed, or such new, certificate. If any certificate for shares of the corporation becomes worn, defaced, or mutilated, the corporation may, upon production and surrender thereof, order that the same be cancelled and that a new certificate be issued in lieu thereof.

IX.  Offices

The principal offices of the corporation shall be in the town of Bridgeport, Belmont County, Ohio and other offices may be established by the Board of Directors at such place or places as the Board, from time to time, may deem proper.


                                       6.

X.   Amendments

These Bylaws may be amended, altered or repealed at any duly called and constituted stockholders meeting on the affirmative vote of the majority of the stock represented at such meeting. Notice of the proposed amendment of the Bylaws shall be given to each stockholder with the notice of the meeting and a complete copy of the amended Bylaws shall be mailed to each stockholder following approval of the amendment.

                                       7.